Prudential U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        								December 19, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: Prudential U.S. Emerging Growth Fund,
Inc. (the Fund)
                               File No. 811-07811


Ladies and Gentlemen:

        Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential U.S. Emerging Growth Fund, Inc. for the fiscal year ended October 31, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                     Very truly yours,



                                                     /s/ Maria G. Master
                                                     Maria G. Master
                                                     Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December 2002.







Prudential U.S. Emerging Growth Fund, Inc.





Witness:/s/ Maria G. Master					By:/s/ Grace C.
Torres
           Maria G. Master	  	      			     Grace C.
Torres
           Secretary
Treasurer





























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